Exhibit 4.3

VIRGINIA ELECTRIC AND POWER COMPANY

Issuer

AND

JPMORGAN CHASE BANK

(Formerly known as The Chase Manhattan Bank)

Trustee

Twelfth Supplemental Indenture

Dated as of              1, 2004

$105,800,000

2004 Series A 7.25% Senior Notes

Due 2017

TABLE OF CONTENTS*

ARTICLE I

2004 SERIES A 7.25% SENIOR NOTES

*	This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.

THIS TWELFTH SUPPLEMENTAL INDENTURE is made as of the first day of             , 2004, by and between VIRGINIA ELECTRIC AND POWER COMPANY, a Virginia corporation, having its principal office at One James River Plaza, 701 East Cary Street, Richmond, Virginia 23219 (the “Company”), and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), a New York banking corporation, as Trustee (herein called the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into a Senior Indenture, dated as of June 1, 1998, as heretofore supplemented and amended (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as heretofore supplemented and amended and as further supplemented by this Twelfth Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company proposes to create under the Indenture a series of Securities;

WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Twelfth Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

2004 SERIES A 7.25% SENIOR NOTES DUE 2017

SECTION 101. Establishment. There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 2004 Series A 7.25% Senior Notes Due 2017 (the “Series A Senior Notes”).

There are to be initially authenticated and delivered $105,800,000 principal amount of Series A Senior Notes. Such principal amount of the Series A Senior Notes may not be increased pursuant to Section 301 of the Indenture. Further Series A Senior Notes may be authenticated and delivered as provided by Sections 304, 305, 306, 906 and 1106 of the Original Indenture.

The Series A Senior Notes shall be issued in definitive fully registered form without coupons, in substantially the form set out in Exhibit A hereto. The entire initially issued principal amount of the Series A Senior Notes shall initially be evidenced by one or more certificates issued to Cede & Co., as nominee for The Depository Trust Company.

The form of the Trustee’s Certificate of Authentication for the Series A Senior Notes shall be in substantially the form set forth in Exhibit B hereto.

Each Series A Senior Note shall be dated the date of authentication thereof and shall bear interest from October 15, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

SECTION 102. Definitions. The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

“Business Day” means a day other than (i) a Saturday or a Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Corporate Trust Office is closed for business.

“Interest Payment Dates” means April 15 and October 15 of each year, commencing on April 15, 2005.

“Make-Whole Premium” means, with respect to any redemption of Series A Senior Notes (or any portion thereof) pursuant to Section 106 hereof, an amount equal to the excess, if any, of (i) the present value of all interest and principal payments scheduled to become due after the date of the optional redemption by the Company in respect of such Series A Senior Notes (or any portion thereof) being redeemed (such present value to be determined on the basis of a discount rate equal to the sum of (a) the Treasury Rate and (b) 50 basis points) over (ii) the Outstanding principal amount of the Series A Senior Notes (or any portion thereof) to be redeemed.

“Optional Redemption Price” has the meaning specified in Section 106.

“Outstanding”, when used with respect to the Series A Senior Notes, means, as of the date of determination, all Series A Senior Notes, theretofore authenticated and delivered under the Indenture, except:

(i) Series A Senior Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii) Series A Senior Notes for whose payment at Maturity the necessary amount of money or money’s worth has been theretofore deposited (other than pursuant to Section 1303 of the Original Indenture) with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Series A Senior Notes; provided that, if such Series A Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Original Indenture or provision therefor satisfactory to the Trustee has been made;

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(iii) Series A Senior Notes with respect to which the Company has effected Defeasance pursuant to Section 1302 of the Original Indenture; and

(iv) Series A Senior Notes that have been paid pursuant to Section 306 of the Original Indenture or in exchange for or in lieu of which other Series A Senior Notes have been authenticated and delivered pursuant to the Indenture, other than any such Series A Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Series A Senior Notes are held by a bona fide purchaser in whose hands such Series A Senior Notes are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Series A Senior Notes have given, made or taken any request, demand, authorization, direction, notice, consent or waiver or other action hereunder as of any date, Series A Senior Notes owned by the Company or any other obligor upon the Series A Senior Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making any such determination or relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action only Series A Senior Notes which the Trustee actually knows to be so owned shall be so disregarded. Series A Senior Notes so owned which shall have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee (A) the pledgee’s right so to act with respect to such Series A Senior Notes and (B) that the pledgee is not the Company or any other obligor upon the Series A Senior Notes or an Affiliate of the Company or such other obligor.

“Regular Record Date” means, with respect to each Interest Payment Date, the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date.

“Stated Maturity” means, with respect to each installment of principal payable with respect to the Series A Senior Notes, the date on which such installment is due and payable as set forth on Annex I hereto.

“Treasury Rate” means, with respect to any Redemption Date: the yield to maturity at the time of computation of United States Treasury securities with a final maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available in New York at least two Business Days before the Redemption Date (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the remaining life on the Redemption Date of the Series A Senior Notes being redeemed; provided, that if the period from the Redemption Date to the final Stated Maturity of the Series A Senior Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

SECTION 103. Payment of Principal and Interest. The principal of the Series A Senior Notes shall be due and payable in installments as set forth in Annex I to Exhibit A hereto. The unpaid

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principal amount of the Series A Senior Notes shall bear interest at the rate of 7.25% per annum until paid or duly provided for, such interest to accrue from October 15, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for. Interest shall be paid semi-annually in arrears on each Interest Payment Date to the Person in whose name the Series A Senior Notes are registered on the Regular Record Date for such Interest Payment Date; provided that interest payable with respect to any installment of principal, at the Stated Maturity thereof or on a Redemption Date, will be paid to the Person to whom principal is payable. Any such interest that is not so punctually paid or duly provided for will forthwith cease to be payable to the Holders on such Regular Record Date and may either be paid to the Person or Persons in whose name the Series A Senior Notes are registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee (in accordance with Section 307 of the Original Indenture), notice whereof shall be given to Holders of the Series A Senior Notes not less than ten (10) days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Series A Senior Notes may be listed, and upon such notice as may be required by any such exchange, all as more fully provided in the Original Indenture.

Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months.

Payment of the principal and interest on the Series A Senior Notes shall be made at the office of the Paying Agent in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the final Stated Maturity of the Series A Senior Notes or on a redemption in whole of a Series A Senior Note being made upon surrender of such Series A Senior Note or Notes to the Paying Agent. Payments of interest (including interest on any Interest Payment Date) will be made, subject to such surrender where applicable, at the option of the Company, (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto. In the event that any date on which principal and interest is payable on the Series A Senior Notes is not a Business Day, then payment of the principal and interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

SECTION 104. Denominations. The Series A Senior Notes may be issued in denominations of $1,000, or any integral multiple thereof.

SECTION 105. Global Securities. The Series A Senior Notes will be issued initially in the form of one or more Global Securities registered in the name of the Depositary (which shall be The Depository Trust Company) or its nominee. Except under the limited circumstances described below, Series A Senior Notes represented by such Global Securities will not be exchangeable for, and will not otherwise be issuable as, Series A Senior Notes in

4

definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor Depositary or its nominee.

Owners of beneficial interests in such a Global Security will not be considered the Holders thereof for any purpose under the Indenture, and no Global Security representing a Series A Senior Note shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor Depositary or its nominee or except as described below. The rights of Holders of such Global Security shall be exercised only through the Depositary.

Subject to the procedures of the Depositary, a Global Security shall be exchangeable for Series A Senior Notes registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies the Company that it is unwilling or unable to continue as a Depositary for such Global Security and no successor Depositary shall have been appointed by the Company within 90 days of receipt by the Company of such notification, or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act at a time when the Depositary is required to be so registered to act as such Depositary and no successor Depositary shall have been appointed by the Company within 90 days after it becomes aware of such cessation, or (ii) the Company in its sole discretion determines that such Global Security shall be so exchangeable. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Series A Senior Notes registered in such names as the Depositary shall direct.

SECTION 106. Redemption. The Series A Senior Notes are redeemable, in whole or in part, at any time, and at the option of the Company, at a Redemption Price (“Optional Redemption Price”) equal to:

(i) 100% of the principal amount of Series A Senior Notes then Outstanding to be so redeemed, plus

(ii) accrued and unpaid interest thereon to the Redemption Date, plus

(iii) the Make-Whole Premium.

Notwithstanding Section 1104 of the Original Indenture, (x) notice of redemption under this Section 106 shall with respect to the Series A Senior Notes be given by first-class mail, postage prepaid, mailed not less than 20 nor more than 60 days prior to the Redemption Date, to each Holder of Series A Senior Notes to be redeemed, at its address appearing in the Security Register, and (y) the notice of such redemption need not set forth the Redemption Price but only the manner of calculation thereof. The Company shall notify the Trustee of the Redemption Price promptly after the calculation thereof and the Trustee shall have no responsibility for such calculation.

SECTION 107. Sinking Fund. The Series A Senior Notes shall not have a sinking fund.

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SECTION 108. Additional Interest. Any installment of principal or interest on the Series A Senior Notes that is overdue shall bear interest at the rate of 7.25% (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand.

SECTION 109. Paying Agent. The Trustee shall initially serve as Paying Agent with respect to the Series A Senior Notes, with the Place of Payment initially being the Corporate Trust Office of the Trustee.

ARTICLE II

MISCELLANEOUS PROVISIONS

SECTION 201. Recitals by Company. The recitals in this Twelfth Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Series A Senior Notes and of this Twelfth Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 202. Ratification and Incorporation of Original Indenture. As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Twelfth Supplemental Indenture shall be read, taken and construed as one and the same instrument.

SECTION 203. Executed in Counterparts. This Twelfth Supplemental Indenture may be executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 204. Assignment. The Company shall have the right at all times to assign any of its rights or obligations under the Indenture with respect to the Series A Senior Notes to a direct or indirect wholly-owned subsidiary of the Company; provided that, in the event of any such assignment, the Company shall remain fully liable for the performance of all such obligations. The Indenture may also be assigned by the Company in connection with a transaction described in Article Eight of the Original Indenture.

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IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized officer, all as of the day and year first above written.

VIRGINIA ELECTRIC AND POWER COMPANY

By:
Name:
Title:

JPMORGAN CHASE BANK (FORMERLY KNOWN AS THE CHASE MANHATTAN BANK), as Trustee

By:
Name:
Title:

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EXHIBIT A

FORM OF

2004 SERIES A 7.25% SENIOR NOTE

DUE 2017

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF [CEDE & CO.] OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO [CEDE & CO.], ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, [CEDE & CO.,] HAS AN INTEREST HEREIN.]**

[THIS SERIES A SENIOR NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SERIES A SENIOR NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SERIES A SENIOR NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]**

THE PRINCIPAL AMOUNT SET FORTH ON THE FACE OF THIS SERIES A SENIOR NOTE REPRESENTS THE INITIAL OUTSTANDING PRINCIPAL AMOUNT. FROM AND AFTER THE DATE OF ORIGINAL ISSUANCE HEREOF, THE OUTSTANDING PRINCIPAL AMOUNT MAY BE LESS THAN THE AMOUNT SHOWN DUE TO THE PAYMENT OF INSTALLMENTS OF PRINCIPAL OR PARTIAL REDEMPTIONS HEREOF.

VIRGINIA ELECTRIC AND

POWER COMPANY

$105,800,000

2004 SERIES A 7.25% SENIOR NOTE

DUE 2017

No. R-	CUSIP No.

Virginia Electric and Power Company, a corporation duly organized and existing under the laws of Virginia (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co.] **, or registered assigns (the “Holder”), the outstanding principal amount hereof, such payment to be made in semi-annual installments on April 15 and October 15 of each year (commencing on April 15, 2005) and ending on October 15, 2017, each such installment to be in the amount and payable on the date

**	Insert in Global Securities.

set forth on Annex I attached hereto (provided that the portion of the principal amount remaining unpaid on October 15, 2017, together with all interest accrued thereon, shall in any and all cases be due and payable on October 15, 2017), and to pay interest thereon from October 15, 2004 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on April 15 and October 15 of each year, commencing on April 15, 2005, at the rate of 7.25% per annum, until the principal hereof is paid or made available for payment, provided that any installment of principal or interest, that is overdue shall bear interest at the rate of 7.25% per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the close of business on the Business Day preceding such Interest Payment Date; provided, that with respect to Series A Senior Notes that are not represented by one or more Global Securities, the Regular Record Date shall be the close of business on the 15th calendar day (whether or not a Business Day) preceding such Interest Payment Date; and provided further, that interest payable with respect to any installment of principal, at the Stated Maturity thereof or on a Redemption Date, will be paid to the Person to whom principal is payable. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Series A Senior Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Series A Senior Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Series A Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payments of interest on the Series A Senior Notes will include interest accrued to but excluding the respective Interest Payment Dates. Interest payments for the Series A Senior Notes shall be computed and paid on the basis of a 360-day year of twelve 30-day months. In the event that any date on which principal or interest is payable on the Series A Senior Notes is not a Business Day, then payment of the principal or interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or payment in respect of any such delay), in each case with the same force and effect as if made on the date the payment was originally payable.

Payment of the principal of and premium, if any, and interest on this Series A Senior Note will be made at the office of the Paying Agent, in the Borough of Manhattan, City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, with any such payment that is due at the final Stated Maturity of any Series A Senior Note or upon redemption in whole thereof being made upon surrender of such Series A Senior Note to such office or agency; provided, however, that at the option of the Company payment of interest, subject to such surrender where applicable, may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer at such place and to such account at a banking institution in the United States as may be designated in writing to the Trustee at least sixteen (16) days prior to the date for payment by the Person entitled thereto.

Reference is hereby made to the further provisions of this Series A Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Series A Senior Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:	Virginia Electric and Power Company

By:
Name:
Title:

(SEAL)
Attest:

Name:
[Assistant ]Corporate Secretary

[REVERSE OF 2004 SERIES A 7.25% SENIOR NOTE]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 1, 1998, as heretofore supplemented and amended and as further supplemented by a Twelfth Supplemental Indenture dated as of              1, 2004 (collectively, as amended or supplemented from time to time, herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (the “Series A Senior Notes”), limited in aggregate principal amount to $105,800,000.

The Series A Senior Notes are redeemable, in whole or in part, at any time in the manner and with the effect provided in the Indenture.

If an Event of Default with respect to Series A Senior Notes shall occur and be continuing, the principal of the Series A Senior Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Series A Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Series A Senior Note and of any Series A Senior Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Series A Senior Note.

As provided in and subject to the provisions of the Indenture, the Holder of this Series A Senior Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Series A Senior Notes, the Holders of not less than a majority in principal amount of the Series A Senior Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Series A Senior Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Series A Senior Note for the enforcement of any payment of principal hereof or premium, if any, or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Series A Senior Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Series A Senior Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Series A Senior Note is registrable in the Security Register, upon surrender of this Series A Senior Note for registration of transfer at the office or agency of the Company in any place where the principal of, premium, if any, and interest on this Series A Senior Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Series A Senior Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Series A Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Series A Senior Notes are exchangeable for a like aggregate principal amount of Series A Senior Notes having the same Stated Maturities and of like tenor of any authorized denominations as requested by the Holder upon surrender of the Series A Senior Note or Series A Senior Notes to be exchanged at the office or agency of the Company.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Series A Senior Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Series A Senior Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Series A Senior Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common

TEN ENT -	as tenants by the entireties

JT TEN -	as joint tenants with rights of survivorship and not as tenants in common

UNIF GIFT MIN ACT -		Custodian for
(Cust)

(Minor)

Under Uniform Gifts to Minors Act of

(State)

Additional abbreviations may also be used though not on the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto

___________________________________________________________________________________________.

(please insert Social Security or other identifying number of assignee)

___________________________________________________________________________________________.

___________________________________________________________________________________________.

___________________________________________________________________________________________.

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Series A Senior Note and all rights thereunder, hereby irrevocably constituting and appointing

___________________________________________________________________________________________

___________________________________________________________________________________________.

___________________________________________________________________________________________.

___________________________________________________________________________________________.

___________________________________________________________________________________________.

___________________________________________________________________________________________.

agent to transfer said Series A Senior Note on the books of the Company, with full power of substitution in the premises.

Dated: ,

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

Annex I

The following table sets forth the date and aggregate principal amount (which amount shall not be reduced as a result of prior redemptions or repurchases by the Company) of each semiannual installment of the principal to be paid pro rata on all Securities of this series then Outstanding (of which this Security may represent only a portion) on each such date:

Principal Payment Date	Aggregate Principal Amount Payable
April 15, 2005	$3,700,000
October 15, 2005	$3,700,000
April 15, 2006	$4,100,000
October 15, 2006	$4,100,000
April 15, 2007	$4,100,000
October 15, 2007	$4,100,000
April 15, 2008	$4,300,000
October 15, 2008	$4,300,000
April 15, 2009	$4,200,000
October 15, 2009	$4,200,000
April 15, 2010	$4,600,000
October 15, 2010	$4,600,000
April 15, 2011	$4,800,000
October 15, 2011	$4,800,000
April 15, 2012	$4,900,000
October 15, 2012	$4,900,000
April 15, 2013	$5,800,000
October 15, 2013	$5,800,000
April 15, 2014	$5,600,000
October 15, 2014	$5,600,000

Principal Payment Date	Aggregate Principal Amount Payable
April 15, 2015	$2,100,000
October 15, 2015	$2,100,000
April 15, 2016	$3,000,000
October 15, 2016	$3,000,000
April 15, 2017	$1,700,000
October 15, 2017	$1,700,000

EXHIBIT B

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

JPMORGAN CHASE BANK (Formerly known as The Chase Manhattan Bank), as Trustee

By:
Authorized Officer